[GUIDANT CORPORATION LOGO]



PRESS RELEASE


DATE:              April 16, 2003

CONTACTS:          Steven Tragash, Corporate Communications, 317-971-2031
                   Andy Rieth, Investor Relations, 317-971-2061

GUIDANT REPORTS FIRST QUARTER RECORD SALES OF $885 MILLION, GROWTH OF 25 PERCENT
             Worldwide Implantable Defibrillator Revenue Growth of
                         72 Percent Changes Product Mix

INDIANAPOLIS, IND.--APRIL 16, 2003--Guidant Corporation (NYSE: GDT), a world leader in the treatment of cardiac and vascular disease, today reported first quarter record sales of $885.4 million. Guidant achieved sales growth of $175.7 million or 25 percent versus the prior year. For the quarter, foreign exchange translations provided a benefit of $35.0 million.

Generally Accepted Accounting Principles (GAAP) net income and diluted earnings per share (EPS) of $93.4 million and $0.30, each declined 33 percent. Excluding special items in both comparison years, adjusted net income of $186.1 million and adjusted EPS of $0.60 for the quarter each grew 29 percent versus the prior year.

Special items for the first quarter of 2003 include a pre-tax $36.5 million charge for purchased in-process research and development expenses associated with the previously announced agreements with Biosensors International and SyneCor, LLC. Special items also include an additional pre-tax $64.9 million reserve in connection with the anticipated resolution of the previously announced ANCURE(R) ENDOGRAFT(R) System Department of Justice investigation.

A reconciliation of GAAP to "as adjusted" results is included in the attached financial statements, related footnotes and on the Guidant website at www.guidant.com/investor.

THREE MONTHS ENDED MARCH 31, 2003

"Guidant posted revenue growth of 25 percent despite a 21 percent decline in U.S. end user stent revenue. All other products, which account for 87 percent of Guidant revenue, grew 37 percent," observed Ronald W. Dollens, president and CEO, Guidant Corporation. "The highlight of the quarter is the growth in implantable defibrillator sales, worldwide and in the U.S., with growth rates of 72 percent and 75 percent respectively. The implantable defibrillator business currently accounts for 38 percent of Guidant revenues. This product mix and diversification led not only to the 25 percent revenue growth we experienced this quarter, but also to an increase in financial guidance for the year," he continued.

Stent revenue in the United States reflects (a) stable market share compared to the fourth quarter of approximately 42 percent based on product usage, and (b) customers' inventory reductions prior to the anticipated launch of competitive drug eluting stents (DES) in the United States.

Revenue highlights for the quarter included:

         o First quarter record sales of $885.4 million grew 25 percent over the prior year. Positive foreign exchange contributed $35.0 million in growth.
         o Implantable defibrillator system sales in the United States grew 75 percent to $273.0 million while worldwide sales of implantable defibrillator products grew 72 percent to $332.4 million. Sequential


GUIDANT CORPORATION
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com
                  worldwide growth of 9 percent over the fourth quarter 2002 suggests continued robust market expansion and adoption of implantable defibrillator therapy.
         o Pacemaker sales worldwide of $160.0 million and in the United States of $101.7 million, increased 13 and 11 percent, respectively, on the strength of the launch of the INSIGNIA(R) family of products.
         o Worldwide coronary stent sales of $222.0 million were stable compared to the first quarter of 2002. However, sales growth in Europe and Japan was 25 and 73 percent to $41.3 million and $37.4 million, respectively. U.S. coronary stent revenues were $134.4 million in the quarter.
                  o Excluding U.S. coronary stent end user sales, vascular intervention products revenue of $219.8 million grew 27 percent over the prior year. End user U.S. coronary stent revenue accounted for 13 percent of Guidant's product mix for the quarter.
                  o Worldwide stent pricing was down 1 percent compared to the first quarter of 2002 and increased 1 percent compared to the fourth quarter of 2002.
         o Worldwide angioplasty and atherectomy product sales grew 14 percent compared to the prior year's first quarter and amounted to $115.1 million. This figure includes worldwide sales of intravascular radiation products of $15.0 million versus $6.1 million during the first quarter of 2002.
         o Sales of peripheral and biliary systems products grew 25 percent over the prior year to $20.8 million, while sales of endovascular graft systems to treat abdominal aortic aneurysms declined 38 percent to $9.7 million during the same period. "The company is evaluating strategic alternatives with respect to its endograft business," commented Dollens.
         o Led by continued endoscopic vessel harvesting system market adoption, and the introduction of HEARTSTRING(TM) Proximal Seal System to facilitate anastomosis, cardiac surgery product sales grew 25 percent over the prior year to $25.4 million in the quarter.

 Significant first quarter events include:
         o Centers for Medicare and Medicaid Services (CMS) received a unanimous recommendation from its Medicare Coverage Advisory Committee (MCAC) to expand reimbursement coverage for MADIT II indications.
         o Preliminary results of the landmark COMPANION heart failure clinical trial were presented demonstrating 19 percent reduction in the primary endpoint of combined death rates and hospitalization by adding cardiac resynchronization therapy devices to optimal drug therapy.
         o Investigators presented 30-day results of the ARCHeR trial, designed to evaluate the safety and efficacy of carotid artery stenting as a minimally invasive alternative for treating carotid artery disease in patients ineligible for surgery or at high surgical-risk.
         o Clinical results presented at the American College of Cardiology from Biosensors' early pilot study, FUTURE I, continued to demonstrate solid clinical results.
         o        Guidant launched or gained U.S. FDA approval for important cardiac rhythm management products including CONTAK
                  RENEWAL(R), VITALITY(TM) AVT(R), PRIZM(R) AVT(R), and INSIGNIA Entra during the quarter.
         o Guidant plans to return the cobalt chromium MULTI-LINK VISION(TM) Coronary Stent System to the European market during the second quarter, which was voluntarily withdrawn in March.
         o Three strategic investments in vascular intervention therapies were announced during the quarter:
                  o an agreement to acquire X Technologies that will provide directed pressure balloon technology for treatment of in-stent restenosis,
                  o an acquisition of certain assets of Biosensors International providing clinical data, drug eluting stent and bioabsorbable polymer technologies, and
                  o the acquisition of a majority interest in a developer of bioabsorbable stents.
         o Gross profit percentage was 75.6 percent compared to 75.8 percent in the prior year, despite a reduction in U.S. coronary stent revenue and expenses associated with the voluntary recall of the MULTI-LINK VISION Coronary Stent System.
         o Cash and short-term investments at the end of the quarter exceeded $1.1 billion.

Regarding progress in its everolimus drug eluting stent program, Dollens commented, "We are optimistic about our work with everolimus. The previously announced expanded Biosensors' agreement allows Guidant to increase



GUIDANT CORPORATION
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com
our options in DES technology." Dollens continued, "We are also progressing well with our fixed polymer drug eluting stent program utilizing the MULTI-LINK VISION Coronary Stent System."

FINANCIAL GUIDANCE

"With sales from products other than U.S. end user stents accounting for 87 percent of total revenue--led by cardiac rhythm management sales--more robust than expected, we now believe full year 2003 sales will reach $3.3-$3.5 billion with GAAP EPS of $1.65-$1.80 and adjusted EPS of $1.95-$2.10," Dollens concluded. GAAP EPS reflects $0.30 per share of first-quarter special items. Sales and earnings guidance for the second quarter reflects sales of $860-900 million with EPS of $0.50-$0.55.

Guidant uses non-GAAP measures, such as adjusted net income and adjusted diluted earnings per share. Guidant's management believes that the presentation of these measures provides useful information to investors. Among other things, they may assist investors in evaluating the company's operations period over period. The measures may exclude such items as business development activities (including purchased in-process research and development (IPRD)), strategic developments (including as described with respect to the company's endograft business) and significant litigation, which may be highly variable, difficult to predict, and of a size that could have substantial impact on the company's reported operations for a period. Management uses these measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to employee performance compensation targets. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, guidance is subject to adjustment for matters such as business development activity, litigation and the like, with respect to which prospective quantification generally is not reasonable.

EARNINGS WEBCAST INFORMATION

As previously announced, Guidant will conduct a live webcast today, Wednesday, April 16, at 11:00 a.m. ET. The live webcast of Guidant's conference call will be accessible through Guidant's website at www.guidant.com/webcast or at CCBN's individual investor center at www.companyboardroom.com. The webcast will be archived on both websites for future on-demand replay. The webcast will also include presentation visuals. This earnings release will be archived at www.guidant.com and additional financial information will be available at www.guidant.com/investors.

The call will be hosted by Guidant's president and CEO Ronald W. Dollens and will feature a review of current financial results. Also participating on the call will be Keith E. Brauer, vice president, finance and CFO; A. Jay Graf, group chairman, Office of the President; and Guido J. Neels, group chairman, Office of the President.

System requirements for the webcast include Internet Explorer 5.0 (or higher) or Netscape Navigator 4.0 (or higher). Users also should have the most recent version of Windows Media Player, which can be downloaded for free at http://www.microsoft.com/windows/windowsmedia/en/download/. Users may experience varying levels of performance based on their connection speed, system capabilities and presence of a corporate firewall. To ensure a connection, users should go to the program five to 15 minutes before its start.

Guidant Corporation pioneers lifesaving technology, giving an opportunity for a better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 11,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information, visit www.guidant.com.

FORWARD LOOKING STATEMENTS

This release includes forward-looking statements concerning financial guidance, business prospects, and other product developments (including the re-launch of the VISION stent and progress with DES). The statements are based on assumptions about many important factors, including general business conditions; market trends and



GUIDANT CORPORATION
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com
competition, including sales growth rates for defibrillator and pacemaker systems and company stent sales trends in light of the likely near-term competitive introduction of drug eluting stents; satisfactory clinical and regulatory progress; economic conditions, including exchange rates; litigation developments and the factors listed on exhibit 99.1 to Guidant's 10-K. As such, they involve risks that could cause actual results to differ materially. The company does not undertake to update its forward-looking statements.
--------------------------------------------------------------------------------








GUIDANT CORPORATION
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com

GUIDANT CORPORATION
Income Statements
(In millions, except per-share data)
(Unaudited)


                                                      THREE MONTHS ENDED                            THREE MONTHS ENDED
                                                         MARCH 31, 2003                               MARCH 31, 2002

                                                             Special       AS                            Special       AS
                                               REPORTED     Items (1)   ADJUSTED         REPORTED       Item (2)    ADJUSTED
                                               --------     ---------   --------         --------       --------    --------
NET SALES                                       $ 885.4                  $ 885.4          $ 709.7                    $ 709.7

Cost of products sold                             215.6                    215.6            172.1                      172.1
                                               --------     ---------   --------         --------       --------    --------

    GROSS PROFIT                                  669.8                    669.8            537.6                      537.6

Research and development                          117.8                    117.8            100.7                      100.7
Purchased in-process research and                  36.5       ($36.5)         --              6.8         ($6.8)          --
development
Sales, marketing and administrative               278.6                    278.6            221.7                      221.7
Interest, net                                     (1.1)                    (1.1)              4.1                        4.1
Royalties, net                                     14.4                     14.4             11.3                       11.3
Amortization                                        3.4                      3.4              3.2                        3.2
Other, net                                          5.2                      5.2              2.3                        2.3
Litigation                                         64.9        (64.9)         --               --                         --
                                               --------     ---------   --------         --------       --------    --------

Income before income taxes                        150.1         101.4      251.5            187.5           6.8        194.3

Income taxes                                       56.7           8.7       65.4             48.0           2.5         50.5
                                               --------     ---------   --------         --------       --------    --------
      Tax rate                                    37.8%                    26.0%            25.6%                      26.0%

NET INCOME                                        $93.4         $92.7    $ 186.1          $ 139.5          $4.3      $ 143.8
                                               ========     =========   ========         ========       ========    ========
      % of sales                                  10.5%                    21.0%            19.7%                      20.3%

Earnings per share-basic                          $0.31         $0.30      $0.61            $0.46          $0.02       $0.48

Weighted average shares outstanding              303.20        303.20     303.20           300.76         300.76      300.76

Earnings per share-diluted                        $0.30         $0.30      $0.60            $0.45          $0.02       $0.47

Weighted average shares outstanding-diluted      308.03        308.03     308.03           307.32         307.32      307.32

(1)      Special items include the following:
         o        $20.5 million purchased in-process research and development
                  (IPRD) recorded in conjunction with the acquisition of certain assets of Biosensors International's (Biosensors) everolimus eluting stent program, including an exclusive worldwide license to Biosensors' intellectual property in the field of everolimus eluting stents and a non-exclusive license to Biosensors' drug and bioabsorbable polymer formulation technology for use with other drugs
         o $16.0 million IPRD recorded in conjunction with the acquisition of a majority interest in a developer of bioabsorbable vascular stent platforms
         o $64.9 million litigation charge, relating to an anticipated resolution for the previously announced ANCURE ENDOGRAFT System investigation (This reserve supplements the related $31.9 million reserve announced in the fourth quarter of 2002.)

(2) Special item represents IPRD for a co-exclusive license from Novartis Pharma AG and Novartis AG for the rights to utilize the drug everolimus in drug eluting stents




GUIDANT CORPORATION
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com

GUIDANT CORPORATION
Condensed Consolidated Balance Sheets
(In millions)




                                      MARCH 31, 2003      DECEMBER 31, 2002
                                        (Unaudited)

Cash and short-term investments          $1,116.5             $1,025.1
Accounts receivable, net                    708.2                699.3
Inventories                                 323.4                303.9
Other current assets                        289.0                274.9
                                         --------             --------

    Total current assets                  2,437.1              2,303.2

Other assets                                770.9                763.0
Property and equipment, net                 650.9                649.9
                                         --------             --------

     Total assets                        $3,858.9             $3,716.1
                                         ========             ========

Current liabilities, excluding           $  881.7             $  859.0
   short-term debt
Short-term debt                               6.7                  6.8
                                         --------             --------

     Total current liabilities              888.4                865.8

Long-term debt                              362.9                361.7
Other noncurrent liabilities                168.6                166.8
Shareholders' equity                      2,439.0              2,321.8
                                         --------             --------

     Total liabilities and equity        $3,858.9             $3,716.1
                                         ========             ========











GUIDANT CORPORATION
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com